                                                                    Exhibit 3.42

                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                        EVEREST HEALTHCARE TEXAS, L.P.
                        ------------------------------


     THIS LIMITED PARTNERSHIP AGREEMENT is entered into as of this 31st day of October, 1999, by and among the party listed as a general partner on Schedule 1
                                                                     ----------
attached hereto and made a part hereof (the "General Partner") and any party listed as a limited partner on Schedule 1 attached hereto and made a part hereof
                               ----------
(individually or collectively, the "Limited Partner").


                                   ARTICLE I
                                   ---------

                       FORMATION OF LIMITED PARTNERSHIP
                       --------------------------------

     The parties hereby enter into a limited partnership (the "Partnership") under the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act") and, except as otherwise expressly provided herein, the rights and liabilities of the Partners shall be as provided in the Act.


                                  ARTICLE II
                                  ----------

                                     NAME
                                     ----

     The business of the Partnership shall be conducted under the name Everest Healthcare Texas, L.P., or such other name as the General Partner may hereafter designate. A Certificate of Limited Partnership and other required documents shall be filed and recorded in the appropriate offices and places as required by law.


                                  ARTICLE III
                                  -----------

                                  DEFINITIONS
                                  -----------

     3.1  "Act" means the Delaware Revised Uniform Limited Partnership Act.

     3.2 "Agreement" means this Limited Partnership Agreement, as amended, modified or supplemented from time to time.

     3.3 "Capital Account" means an account, maintained for each Unit Holder, which will be credited with the amount of such Unit Holder's original capital contribution plus any additional capital contributions made by such Unit Holder and such Unit Holder's allocable share of the Net Profits, less any distributions made to such Unit Holder and such Unit Holder's allocable share of the Net Losses.

     3.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     3.5 "Consent of the Partners" means the consent of the (i) the General Partner and (ii) the Limited Partner or Limited Partners owning at least 51% of the Limited Partner Units.

     3.6 "Fair Value" means the fair market value of the Partnership as an entity and/or individual Partnership Units as determined by the written appraisal of a person or firm employed by the Partnership who is qualified to value the Partnership and the ownership interests of its Unit Holders. For purposes hereof, the fair market value of an individual's Partnership Units shall be appraised based upon the price at which such Units would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts. The appraiser selected by the Partnership must be qualified to perform business appraisals of partnerships and ownership interests therein by reason of his or her experience and qualifications to do so.

     3.7 "General Partner" refers to a holder of a General Partner Unit as designated as such on Schedule 1 hereto, but in the event that such party is at
                      ----------
any time no longer acting as a General Partner, the term shall mean the party or parties then acting in such capacity.

     3.8 "General Partner Unit" means a Unit owned by the General Partner as a general partner.

     3.9 "Limited Partner" refers to each holder of a Limited Partner Unit as designated as such on Schedule 1 hereto and/or any party who agrees in any
                       ----------
manner to be bound by this Agreement as a limited partner and is accepted by the General Partner upon proper notation on the books and records being maintained on behalf of the Partnership.

     3.10 "Limited Partner Unit" means a Unit owned by a Limited Partner as a limited partner.

     3.11 "Net Losses" means the excess of expenses and losses over income and gain of the Partnership for Federal income tax purposes, after taking into account all income, gain, expenses and losses incurred in connection with the Partnership's activities, including, but not limited to, any Federal or state tax imposed on the Partnership as an entity.

     3.12 "Net Profits" means the excess of income and gain over expenses and losses of the Partnership for Federal income tax purposes, after taking into account all income, gain, expenses and losses incurred in connection with the Partnership's activities, including, but not limited to, any Federal or state tax imposed on the Partnership as an entity.

     3.13 "Participating Percentage" means the percentage of interest held by a Unit Holder as listed on Schedule 1, as amended from time to time, attached
                         ----------
hereto and made a part hereof.

     3.14 "Partner" means the General Partner and the Limited Partner, where no distinction is required by the context in which the term is used herein.

     3.15 "Partnership" means the Limited Partnership formed pursuant to this Agreement by the parties hereto, as such partnership may from time to time be constituted.

     3.16 "Permitted Transferee" means any direct or indirect subsidiary of Everest healthcare Services Corporation, a Delaware corporation.

     3.17 "Person" means any individual, partnership, corporation, trust or other entity.

     3.18 "Regulations" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     3.19 "Unit" means an interest in the Partnership. The Units held by a Unit Holder shall be as listed on Schedule 1, as amended from time to time.

     3.20 "Unit Holder" means any person who owns a Unit, regardless of whether such person has been admitted to the Partnership as a General Partner or as a Limited Partner.


                                  ARTICLE IV
                                  ----------

                                    PURPOSE
                                    -------

     The purpose of the Partnership shall be to engage in any lawful act or activity for which limited partnerships may be organized under the laws of the State of Delaware. In connection therewith, the Partnership shall have the power and authority to carry out any and all activities not prohibited under the Act.


                                   ARTICLE V
                                   ---------

                           NAMES OF THE UNIT HOLDERS
                           -------------------------

     The names of the Unit Holders are set forth on Schedule 1.
                                                    ----------

                                  ARTICLE VI
                                  ----------

                                     TERM
                                     ----

     The Partnership shall continue until December 31, 2048, unless sooner terminated as set forth herein.

                                  ARTICLE VII
                                  -----------

                          PRINCIPAL PLACE OF BUSINESS
                          ---------------------------

     The principal place of business of the Partnership shall be 101 N. Scoville, Oak Park, IL 60302 or such other place or places as the General Partner may designate. The registered office of the Partnership in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the county of New Castle, and the registered agent for service of process at such address shall be The Corporation Trust Company.


                                  ARTICLE VII
                                  -----------

                     CAPITAL CONTRIBUTIONS AND ADMISSIONS
                     ------------------------------------

     8.1    Initial Capital Contributions.  The initial General Partner and
            -----------------------------
Limited Partner or Limited Partners shall make capital contributions and receive Units as set forth on Schedule 1.
                      ----------

     8.2    Additional Contributions.  With the consent of the General Partner,
            ------------------------
which may be withheld in its sole discretion, the Unit Holders may make additional capital contributions to the Partnership.

     8.3    Withdrawals of Capital.  No Unit Holder, other than the General
            ----------------------
Partner, shall be entitled to withdraw or demand the return of such Unit Holder's capital contribution or Net Profits except upon dissolution of the Partnership pursuant to Article XVI.
                        -----------

     8.4    Admission of New Partners.  One or more additional Limited Partners
            -------------------------
may only be admitted to the Partnership with the Consent of the Partners.

     8.5    No Interest on Capital Accounts. No Unit Holder shall be entitled to
            -------------------------------
receive any interest on its Capital Account.


                                  ARTICLE IX
                                  ----------

                   ALLOCATION OF NET PROFITS AND NET LOSSES
                   ----------------------------------------

     Net Profits and Net Losses shall be allocated to the Unit Holders in accordance with their Participating Percentages.

                                   ARTICLE X
                                   ---------

                                 DISTRIBUTIONS
                                 -------------

       Except as provided in the next sentence, distributions shall be made at such times and in such amounts as determined by the General Partner in its sole and absolute discretion. Distributions, if any, shall be made to the Unit Holders based on their Participating Percentages. No Unit Holder shall have the right to withdraw its Capital Account or demand or receive the return of its Capital Account or any part thereof except as otherwise provided in this Agreement.

                                  ARTICLE XI
                                  ----------

                         BOOKS OF ACCOUNT AND RECORDS
                         ----------------------------

     Proper and complete records and books of account shall be kept by the General Partner, including but not limited to those pertaining to each Unit Holder's Capital Account, in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in business of a like character. The Partnership books and records shall be kept on the accrual basis, unless a different accounting method is elected by the General Partner. The books and records shall at all times be maintained at the principal office of the Partnership and shall be open to reasonable inspection and examination by the Partners or their duly authorized representatives during reasonable business hours.


                                  ARTICLE XII
                                  -----------

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Partnership shall end on the thirtieth day of September in each year, or such other date as the General Partner may determine in its sole and absolute discretion.


                                  ARTICLE XII
                                  -----------

                           STATUS OF LIMITED PARTNER
                           -------------------------

     No Limited Partner shall participate in the management or control of the Partnership's business, transact any business for the Partnership or have the power to act for or bind the Partnership, all such powers being vested solely and exclusively in the General Partner. No Limited Partner shall have interest in the properties or assets of the Partnership or any equity therein, or in any proceeds of any operations or sales thereof (which operations and sales shall not be restricted in any respect), by virtue of acquiring or owning interests in the Partnership. Except as may be otherwise provided by the laws of the State of Delaware, no Limited Partner will be liable for the obligations of the Partnership.


                                  ARTICLE XIV
                                  -----------

               POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER
               ------------------------------------------------

     14.1  General Authority. The General Partner shall have exclusive authority
           -----------------
to manage the operations and affairs of the Partnership, and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. The General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities. Without limiting this authority, the General Partner is granted the authority to do the following:

           (a) To make such expenditures of Partnership funds or to borrow as the General Partner deems appropriate for the conduct of the Partnership's business.

           (b) To collect obligations payable to the Partnership in connection with its property or business and take any lawful means for the recovery thereof by legal process or otherwise, and to execute and deliver a satisfaction and release therefor, together with the right to compromise any claim or demand.

           (c) To lease, sell, exchange, pledge, encumber or grant an option for the sale of all or any portion of the real and personal property of the Partnership, at such rental, price or amount for each, and upon such other terms, as the General Partner deems proper.

           (d) To carry out and perform all of the Partnership's obligations under any agreement entered into by the Partnership.

           (e) To select and retain accountants, attorneys and other advisors (including investment advisors) to provide services to the Partnership.

           (f) To execute, acknowledge and deliver any and all instruments to effectuate the foregoing.

           (g) To make all elections required or permitted to be made by the Partnership under the Code.

           (h) To take any other action deemed desirable by the General Partner to carry out the purposes of the Partnership.

     14.2  Fiduciary Duties.  The General Partner has a fiduciary duty to the
           ----------------
Limited Partner or Limited Partners to manage and operate the Partnership in the best interests of the Partnership and its Partners. In exercising the powers granted herein, the General Partner is bound to act in accordance with this fiduciary duty consistent with the purpose of this Partnership.

     14.3  Partnership Funds.  Cash and equivalents shall be deposited in such
           -----------------
bank or brokerage account or accounts, or invested in such interest-bearing or non-interest-bearing investments, including but not limited to domestic and international stocks and stock mutual funds, tax and tax-exempt bonds or other debt securities (domestic or international), as shall be designated by the General Partner in its sole and absolute discretion. All withdrawals from any such accounts shall be made by the authorized officers or agents of the General Partner. Partnership funds shall be separately identifiable from those of any other person or entity.

     14.4  Transfers of Partnership Property by the General Partner.  Except as
           --------------------------------------------------------
limited by this Agreement, the General Partner will have the authority at any time and from time to time to sell, exchange, lease and/or transfer legal and equitable title to the Partnership property upon such terms and conditions, and for such consideration, as the General Partner considers to be reasonable. The execution of any document of conveyance or lease by the General Partner will be sufficient to transfer complete legal and equitable title to the interest conveyed without the joinder, ratification, or consent of any Limited Partner. No purchaser, tenant, transferee or obligor will have any obligation whatsoever to see to the application of payments made to the General Partner.

     14.5  Liability of General Partner.  The General Partner will have personal
           ----------------------------
liability for the obligations of the Partnership except as may be specifically limited by the laws of the State of Delaware or any other jurisdiction in which the Partnership has qualified to do business.

     14.6  Tax Matters Partner.  The General Partner shall be the "tax matters
           -------------------
partner" of the Partnership as such term is defined in Section 6231(a)(7) of the Code, and it shall serve as such at the expense of the Partnership with all powers granted to a tax matters partner under the Code.

     14.7  Activity of General Partner.  The General Partner shall not be
           ---------------------------
required to manage the Partnership as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Partnership. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures and activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

     14.8  Indemnification.  The Partnership shall indemnify and hold harmless
           ---------------
the General Partner and its officers, employees and agents from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership, including, but not limited to, any judgment, award, settlement, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. The Partnership may advance sums for payment of amounts described in this Section
                                                                      -------
14.8, provided that the recipient of any such advances shall be obligated to
----
repay the amounts advanced if the recipient is finally adjudged ineligible to be indemnified hereunder.

     14.9   Compensation; Reimbursement of Expenses.  Unless approved by the
            ---------------------------------------
Limited Partner or Limited Partners owning at least 51% of the Limited Partner Units, the General Partner shall not be entitled to any compensation for services rendered to the Partnership. However, upon substantiation of the amount and purpose thereof, the General Partner shall be entitled to reimbursement for expenses reasonably incurred in connection with the activities of the Partnership.

     14.10  Removal of a General Partner. The General Partner may be removed
            ----------------------------
from office only with the consent of the Limited Partner or Limited Partners owning at least 51% of the Limited Partner Units; provided, however, for purposes of the foregoing, the Limited Partner Units owned by the General Partner sought to be removed shall be treated as if such Units do not exist and shall therefore not be counted in determining whether the requisite consent to remove the General Partner from office has been achieved.


                                  ARTICLE XV
                                  ----------

                           TRANSFER AND WITHDRAWALS
                           ------------------------

     15.1   Transfer of Limited Partner's Interest.  Any Limited Partner may
            --------------------------------------
transfer or assign its Limited Partner Units to a Permitted Transferee without the consent of the General Partner; provided, however, all instruments of transfer shall be in form and substance satisfactory to the General Partner, and any such Permitted Transferee shall provide the documentation required in Sections 15.2(a) and (b) below; provided, further, however, no Permitted
----------------     ---
Transferee shall become a substituted Limited Partner unless all of the provisions of Section 15.2 below have been satisfied.
              ------------

     15.2   Substituted Limited Partner.  Any assignee or transferee shall not
            ---------------------------
automatically become a substituted Limited Partner but shall merely be entitled to receive the share of Net Profits and Net Losses of the Partnership, the return of capital contributions and any other payments to which the assigning or transferring Limited Partner would have been entitled. The assignee or transferee of a Limited Partner's interest, or any portion thereof, may be admitted to the Partnership as a Limited Partner in the place and stead of, or together with, as the case may be, the Limited Partner who has assigned or transferred its interest upon satisfaction of all of the following conditions:

            (a) A duly executed written instrument of assignment must be filed with the Partnership setting forth the intention of the assignor that the assignee become a Limited Partner in its place, or together with it;

            (b) The assignor and the assignee must execute and deliver such other instruments as the General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement; and

            (c) The written consent of the General Partner to such substitution shall be obtained, the granting or denial of which shall be within the sole discretion of the General Partner (provided, however, that such written consent will not be required if the transferee is a Partner immediately prior to and at the time of the transfer).

     After all of the foregoing conditions have been fulfilled and the assignee has been admitted to the Partnership as a Limited Partner, the General Partner shall amend Schedule 1 to this Agreement to reflect the assignee's admission to
            ----------
the Partnership as a Limited Partner.

     15.3   Involuntary Transfer by Limited Partner. In the event that a Limited
            ---------------------------------------
Partner's interest is taken or disturbed by levy, foreclosure, charging order, execution or other similar proceeding, then the rights of such Limited Partner to share in the Net Profits and Net Losses of the Partnership, to receive distributions of Partnership funds and to assign an interest pursuant to this Article shall, on the happening of such an event, devolve on his assignee, if any, and the Partnership shall continue as a Limited Partnership. The assignee of the Limited Partner shall become a substituted Limited Partner only upon compliance with Section 15.2 hereof. Any transferee who has not been admitted
                ------------
to the Partnership shall have only the rights of an assignee.

     15.4   Dissolution of a Limited Partner.  Subject to the provisions of
            --------------------------------
Article XVI, in the event of the dissolution of a Limited Partner, or any other
-----------
event that causes a transfer of such Limited Partner's interest by operation of law to anyone not then a Partner, then the rights of such Limited Partner to share in the Net Profits and Net Losses of the Partnership, to receive distributions of Partnership funds and to assign an interest pursuant to this Article shall, on the happening of such an event, devolve on his assignee, if any, and the Partnership shall continue as a Limited Partnership. The assignee of the Limited Partner shall become a substituted Limited Partner only upon compliance with Section 15.2 hereof. Any transferee who has not been admitted
                ------------
to the Partnership shall have only the rights of an assignee.

     15.5   Involuntary Transfer by General Partner.  In the event a General
            ---------------------------------------
Partner's interest is taken or disturbed by levy, foreclosure, charging order, execution, or other similar proceeding, the Partnership shall not dissolve. The assignee of the General Partner's interest shall in no event have the right to interfere in the management or the administration of the Partnership business or affairs or to act as a General Partner. The assignee shall only have the right to receive distributions, and Net Profits and Net Losses attributable to the General Partner's interest in the Partnership. Any General Partner whose interest has been taken or disturbed under any of the circumstances described above shall have the option of exchanging his General Partner Units in the Partnership for Limited Partner Units entitled to the same Capital Account, Participating Percentage, Net Profits and Net Losses. In the event of the bankruptcy of the General Partner, whether by voluntary or involuntary action, such General Partner's interest shall be automatically terminated and the General Partner shall be deemed to have exchanged his General Partner Units for Limited Partner Units entitled to the same Capital Account, Participating Percentage, Net Profits and Net Losses.

     Any entity to which this Agreement is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. (S)(S)101 et seq., shall be deemed without further act to have assumed all of the obligations arising under this Agreement on or after the date of such assignment. Upon demand, any such assignee shall execute and deliver to each other party to this Agreement an instrument confirming such assumption. Failure to deliver such instrument shall be deemed a default hereunder by the assignee.

     15.6   Withdrawal of the General Partner. The General Partner agrees not to
            ---------------------------------
withdraw as a General Partner without giving 3 days' prior written notice to every Limited Partner. On the occurrence of an Event of Withdrawal (as defined below), the Limited Partner or Limited Partners owning at least 51% of the Limited Partner Units, may admit a new General Partner within 90 days of such Event of Withdrawal. If the Partnership business is continued, the General Partner Units held by the withdrawn General Partner shall be sold to the continuing or new General Partners at Fair Value payable within 90 days of the notice of withdrawal. A withdrawn General Partner that owns Limited Partner Units continues as a Limited Partner with the rights and obligations provided Limited Partners under this Agreement. The following shall constitute Events of
Withdrawal:

            (a)   Subject to the provisions of Article XVI,  the bankruptcy or
                                               -----------
dissolution of the General Partner.

            (b) The voluntary withdrawal of the General Partner, including, without limitation, an exchange of General Partner Units for Limited Partner Units, pursuant to Section 15.5.
                   ------------

            (c)   The removal of a General Partner pursuant to Section 14.10.
                                                               -------------

     15.7   Compliance with Securities Laws.  The Partners hereby agree that the
            -------------------------------
Partnership interests shall be nontransferable and nonassignable, except in compliance with the registration provisions of the Securities Act of 1933 or an exemption or exemptions therefrom, in compliance with (or exempt from) applicable state securities laws and rules and regulations promulgated thereunder, and the terms of this Agreement. Any attempted or purported transfer or assignment in violation of the foregoing shall be void and of no effect.


                                  ARTICLE XVI
                                  -----------

                        DISSOLUTION OF THE PARTNERSHIP
                        ------------------------------

     Except as otherwise provided herein, the happening of any of the following events shall work an immediate dissolution of the Partnership:

     (a) An Event of Withdrawal with respect to the General Partner, unless a substitute General Partner is, within 30 days, selected with the consent of the Limited Partner or Limited Partners owning at least 51% of the Limited Partner Units, and the new General Partner elects to continue the business of the Partnership;

     (b)   The Consent of the Partners; and

     (c)   The expiration of the term of the Partnership as provided in Article
                                                                        -------
VI of this Agreement.
--

                                  ARTICLE XVI
                                  -----------

                       ADDITIONAL PROVISIONS CONCERNING
                        DISSOLUTION OF THE PARTNERSHIP
                        ------------------------------

     17.1  Liquidation.  In the event of the dissolution of the Partnership for
           -----------
any reason, the General Partner, or in the event that the General Partner has dissolved or withdrawn from the Partnership, a liquidator or a liquidating committee selected by the Limited Partner or Limited Partners in accordance with the Act, shall wind up the affairs of the Partnership. The Unit Holders shall continue to share Net Profits and Net Losses during the period of liquidation in the same proportion as before the dissolution. The General Partner (or such liquidator or liquidating committee) shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation.

     17.2  Distribution.  Following the payment of all debts and liabilities of
           ------------
the Partnership and all expenses of liquidation, and subject to the right of the General Partner (or such liquidator or liquidating committee) to set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, the proceeds of the liquidation and any other funds of the Partnership shall be distributed in accordance with Article X hereof. The General Partner (or such liquidator or
                ---------
liquidating committee) may make distributions of property in kind, either as tenants-in-common or on an asset-by-asset determination, at its sole discretion.

     17.3  No Return of Capital.  Each Unit Holder shall look solely to the
           --------------------
assets of the Partnership for all distributions with respect to the Partnership and for the return of his capital contribution and shall have no recourse therefor against any other Unit Holder. The Unit Holders shall not have any right to demand or receive property other than cash upon dissolution and termination of the Partnership or to demand the return of their capital contributions to the Partnership prior to dissolution and termination of the Partnership.

     17.4  Authority.  Upon completion of the liquidation of the Partnership and
           ---------
the distribution of all Partnership funds the Partnership shall terminate, and the General Partner shall have the authority to execute and record a Certificate of Cancellation of the Partnership as well as any and all other documents required to effect the dissolution and termination of the Partnership.

                                  ARTICLE XVI
                                  -----------

                  AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT
                  ------------------------------------------

     18.1  Method of Amendment.
           -------------------

           (a)  This Agreement may be amended by the Consent of Partners.

           (b) Notwithstanding the foregoing, this Agreement may be amended by the General Partner without the approval of any Limited Partner whenever:

                    (i) there is a need to provide any provision as may be required by applicable law to be included in this Agreement;

                    (ii) there is a need to correct a false or erroneous statement in this Agreement or to clarify a provision of this Agreement without changing the substance thereof; and

                    (iii) it is necessary or appropriate, in the opinion of counsel selected by the General Partner, to satisfy the requirements of the Code, Regulations or administrative guidelines or interpretations relating thereto, to maintain the status of the Partnership, or to comply with the federal tax provisions so as to give effect to any benefits intended hereunder as determined by the General Partner.

     18.2  Implementation.  In the event this Agreement is amended, the General
           --------------
Partner shall amend the Certificate of Limited Partnership to reflect such change if it deems such amendment to be necessary or appropriate.


                                  ARTICLE XIX
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     19.1  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

     19.2  Governing Law. This Agreement and the rights of the parties hereunder
           -------------
shall be governed by and interpreted in accordance with the laws of the State of Delaware, without application of its conflicts of laws provisions.

     19.3  Assigns.  Except as herein otherwise specifically provided, this
           -------
Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

     19.4  Singular and Plural.  Wherever from the context it appears
           -------------------
appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

     19.5  Captions. Captions contained in this Agreement are inserted only as a
           --------
matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

     19.6  Severance.  If any provision of this Agreement, or the application of
           ---------
such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     19.7  Counterparts.  This Agreement may be executed in multiple
           ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     19.8  Notice.  All notices and demands required or permitted under this
           ------
Agreement shall be deemed properly given and effective upon receipt (or, if refused, upon the date of such refusal) if in writing and sent by U.S. first class mail, postage prepaid, overnight air courier, facsimile transmission or personal delivery to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the General Partner in writing of such different address. The General Partner is not obligated to deliver or mail to any Limited Partner a copy of the Partnership's Certificate of Limited Partnership or of any amendment thereto or restatement thereof.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                              GENERAL PARTNER:

                              NORTH BUCKNER DIALYSIS CENTER, INC.,
                              a Delaware corporation


                              /s/ Lawrence D. Damron
                              -----------------------------------------------
                              By: Lawrence D. Damron, Chief Financial Officer


                              LIMITED PARTNERS:

                              NORTH BUCKNER DIALYSIS CENTER, INC.,
                              a Delaware corporation


                              /s/ Lawrence D. Damron
                              -----------------------------------------------
                              By: Lawrence D. Damron, Chief Financial Officer


                              EVEREST HEALTHCARE TEXAS HOLDING
                              CORP.,a Delaware corporation


                              /s/ Lawrence D. Damron
                              ------------------------------------------------
                              By: Lawrence D. Damron, Chief Financial Officer

                                  SCHEDULE 1
                     TO THE LIMITED PARTNERSHIP AGREEMENT
                                      OF
                        EVEREST HEALTHCARE TEXAS, L.P.


Name                                            Capital              Participating            Partnership
-----                                         Contribution             Percentage               Units
                                              ------------             ----------               -----
General Partner:
----------------

North Buckner Dialysis Center, Inc., a          1/99.9% of its             1%                      1
 Delaware corporation                           total assets and
                                               liabilities (having
                                                 a fair market
                                                    value of
                                                   $199,508)
Limited Partners:
----------------
North Buckner Dialysis Center, Inc.,           98.9/99.9% of its          98.9%                   98.9
a Delaware corporation                          total assets and
                                               liabilities (having
                                                 a fair market
                                                   value of
                                                 $19,731,379)

Everest Healthcare Texas Holding                   $19,950                  .1%                     .1
 Corp., a Delaware corporation
TOTAL:                                           $19,950,837               100%                    100
-----                                            ===========               ====                    ===

                 ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS OF
                         EVEREST HEALTHCARE TEXAS, L.P.


     North Buckner Dialysis Center, Inc., a Delaware corporation ("N. Buckner"), hereby assigns all of its 98.9 limited partnership units (the "Assignment") of Everest Healthcare Texas, L.P., a Delaware limited partnership ("EHTLP") to Everest Healthcare Texas Holding Corp., a Delaware corporation ("EHTHC"), effective as of October 31, 1999, and EHTHC hereby accepts the Assignment. N. Buckner and EHTHC further agree that EHTHC shall be considered a "Limited Partner" as defined in the Limited Partnership Agreement of EHTLP (the "LP Agreement") with respect to the interests transferred pursuant to the Assignment, and EHTHC hereby adopts all of the provisions of the LP Agreement with respect to the units transferred pursuant to the Assignment.

     In connection with the Assignment, N. Buckner and EHTHC, being the holders of all of the interests in EHTLP, hereby agree to amend Schedule 1 to the LP
                                                        ----------
Agreement and replace it with Amendment Number 1 to Schedule 1 to the LP Agreement, attached hereto as Exhibit A effective as of October 31, 1999.
                              ---------

                           [Signature page follows.]

Accepted and agreed this            GENERAL PARTNER:
31/st/ day of October, 1999.
                                    NORTH BUCKNER DIALYSIS CENTER, INC.,
                                    a Delaware corporation


                                    /s/ Lawrence D. Damron
                                    -----------------------------------------
                                    By: Lawrence D. Damron, Chief Financial
                                    Officer


                                    LIMITED PARTNERS:

                                    NORTH BUCKNER DIALYSIS CENTER, INC., a
                                    Delaware corporation


                                    /s/ Lawrence D. Damron
                                    ------------------------------------------
                                    By: Lawrence D. Damron, Chief Financial
                                    Officer


                                    EVEREST HEALTHCARE TEXAS HOLDING CORP., a
                                    Delaware corporation


                                    /s/ Lawrence D. Damron
                                    -------------------------------------------
                                    By: Lawrence D. Damron, Chief Financial
                                    Officer

                                                                       EXHIBIT A
                                                                       ---------

                               AMENDMENT NUMBER 1
                                 TO SCHEDULE 1
                      TO THE LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         EVEREST HEALTHCARE TEXAS, L.P.
                         ------------------------------


Name                                                         Capital            Participating          Partnership
----                                                        Contribution           Percentage           Units
                                                            ------------           ----------           -----
General Partner:
---------------

North Buckner Dialysis Center, Inc., a                        1/99.9% of its            1%              1
 Delaware corporation                                         total assets and
                                                              liabilities (having
                                                              a total fair market
                                                              value of
                                                              $199,508)
Limited Partner:
----------------
Everest Healthcare Texas Holding                              $19,751,329/1/             99%            1
 Corp., a Delaware corporation
TOTAL:                                                        $19,950,837               100%          100
-----                                                         ==============            ===           ===

____________
/1/ This amount is the aggregate of (i) the $19,950 initial cash contribution by Everest Healthcare Texas Holding Corp. and (ii) $19,731,379, which amount is equal to the fair market value of 98.9/99.9% of the total assets and liabilities of North Buckner Dialysis Center, Inc. immediately prior to the transfer of such assets and liabilities to Everest Healthcare Texas, L.P.